Company No: 308372

                             THE COMPANIES ACT 1929
                                       AND
                         THE COMPANIES ACTS 1948 TO 1981
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                            COMPANY LIMITED BY SHARES
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                            Memorandum of Association
                                       of
                                  AMVESCAP PLC*

           (Incorporating amendments made on or before 28 April 2005)
                       -----------------------------------

1.   The name of the Company is "AMVESCAP PLC".*

2.   The Company is to be a public company.

3.   The registered office of the Company will be situate in England.

4.   The objects for which the Company is established are:-

     (A) To carry on the business of an investment holding company and to subscribe for, purchase, or otherwise acquire, and hold, shares, debentures or other securities of any other company or body corporate and to acquire and undertake the whole or any part of the business, property and liabilities of any company or body corporate carrying on any business and to sell or deal in or otherwise dispose of any shares, debentures or other securities or property including any business or undertaking of any other company or any other assets or liabilities.

     (B) To acquire by purchase, lease, concession, grant, licence or otherwise, such lands, buildings, leases, underleases, rights, privileges, stocks, shares, debentures, debenture stock, bonds, obligations or securities of any government, state or authority or of any public or private company, corporate or unincorporate, policies of assurance and such other property and rights and interest in property as the Company shall deem fit, with a view to receiving the income therefrom.


*The Company was incorporated on 19th December 1935 as H. Lotery & Company Limited. The name of the Company was changed to Slater, Walker & Co. Limited on 24th September 1964, to Slater, Walker Securities Limited on 24th November 1965 and to Britannia Arrow Holdings Limited on 16th September 1977. The Company re-registered as a public company under the name Britannia Arrow Holdings Public Limited Company on 19th March 1982. The name of the Company was changed to INVESCO MIM PLC on 31st January 1990, to INVESCO PLC on 21st June 1993, to AMVESCO PLC on 3rd March 1997 and to AMVESCAP PLC on 8th May 1997.

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     (C)  To demise, lease or let the whole or any part of the property of the
          Company on such terms as the Company shall determine, and to supply power, light, heat and water, and to lay out land for building purposes, and to build on, improve, let on building leases, advance money to persons building, or otherwise to develop the same.

     (D) To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, shops, factories, offices, works, machinery, engines and to clear sites for the same or to join with any person, firm or company in doing any of the things aforesaid and to manage and control the same or join with others in so doing.

     (E) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest, any lands, buildings, easements, rights, privileges, concessions, machinery, plant, stock-in-trade, trade marks and any real and personal property of any kind necessary or convenient for the Company's business.

     (F) To purchase or otherwise acquire any patents, brevets d'inventions, licences, concessions and the like conferring any exclusive or non-exclusive or limited right to use any invention which may seem capable of being used for any of the purposes of the Company or acquisition of which may seem calculated directly or indirectly to benefit this Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property and rights so acquired.

     (G) To erect, construct, lay down, enlarge, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business.

     (H) To borrow and raise money and secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit, and in particular by mortgages of or charges upon the undertaking and all or any of the real and personal property (present and future), and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of debentures, debenture stock or other securities or obligations of any description; and to issue any of the Company's shares, stock securities or other obligations for such consideration (whether for cash, services rendered or property acquired or otherwise) and on such terms as may be thought fit.

     (I) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company.

     (J) To receive loans at interest or otherwise from and to lend money and give credit to, and to become or give security for, or guarantee the performance of contracts by, any person or company where the so doing may seem advantageous or desirable in the interests of the Company.


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     (K)  To pay bonuses, gratuities, pensions and allowances on retirement to any officers or servants of the Company or any parent or subsidiary company or to their widows or dependants, and to make contributions to any fund and to pay premiums for the purchase or provision of any such gratuity, pension or allowance or to promote or assist financially, whether by way of contributions, donations, payment of premiums, or otherwise, any fund or scheme for the benefit, wholly or in part, of the Directors, ex-Directors or employees or ex-employees of the Company or any parent or subsidiary company or their dependants or relatives, or for the purpose of establishing and supporting or aiding in the establishment and support of any schools and educational, scientific, literary, religious or charitable institutions or trade societies, whether such societies be solely connected with the business carried on by the Company or not, and generally to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object

     (L) To remunerate employees and servants of the Company or any parent or subsidiary company and others out of or in proportion to the returns or profits of the Company or otherwise as the Company shall think fit; and to promote and give effect to any scheme or arrangement for sharing profits with employees, whether involving the issue of shares or not.

     (LL) To remunerate any officer, servant or employee of the Company by the allotment of shares or securities of the Company credited as paid up in full or in part to or for the benefit of any such person, on such terms as the Board may think fit.

     (LLL) (i) (a) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any associated company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any associated company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or associated company or pension fund; (b) to such extent as may be permitted by law otherwise to indemnify any such person against or from any such liability; and (c) (i) to provide a Director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under those provisions of the Companies Act 1985 referred to in
          Section 337A(2) of that Act and (ii) to do anything to enable a Director to avoid incurring such expenditure.

          (ii) In this paragraph LLL:
          (a) an "associated company" is any company (i) which is the Company's holding company or (ii) in which the Company or its holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the Company or its holding company or any of the predecessors of the Company or of such holding company, or (iv) which is a subsidiary undertaking of any other associated company; and
          (b) "holding company" and "subsidiary undertaking" have the same meanings as in

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          the Companies Act 1985 as amended by the Companies Act 1989.

     (M) To draw accept, endorse, issue, or execute promissory notes, bills or exchange, bills of lading, warrants and other negotiable, transferable or mercantile instruments.

     (N) To give guarantees, indemnities or any security for (whether by personal covenants or by mortgaging or charging all or any part of the undertaking, property and assets, both present and future, and uncalled capital of the Company or by both such methods) the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any moneys borrowed by or on any securities of any person, firm or company, including (but without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary of the Company.

     (O) To invest and deal with the capital and other moneys of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trusts, municipal local or other authority or body of whatever nature, whether at home or abroad and upon such other securities and in such manner as may from time to time be determined and to hold, sell, mortgage or deal with such shares, stocks, debentures, denture stocks, bonds, mortgages, obligations and other securities (whether such shares or securities be fully paid or not) where the so doing may seem desirable in the interests of the Company.

     (P) To pay for any property or rights acquired by the Company, either in cash or shares, with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue or partly in one mode and partly in another, and generally on such terms as the Company may determine.

     (Q) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place any of the shares or debenture capital or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business, and to pay the preliminary expenses of the Company.

     (R) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in shares of any company or corporation with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or by means of a mortgage or by debentures or debenture stock of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the company may determine, and to hold, deal with or dispose of any consideration so received.

     (S) To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, or calculated to advance its interests, and to acquire and hold shares, stock or securities of any such company.

     (T) To establish or promote or concur in establishing or promoting any other company

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          whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of or shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold shares, stock or securities of and guarantee the payment of the dividends or capital of any shares or stock or the interest or principal of any securities issued by or any other obligation of any company promoted by this Company or in which this Company may be or may be about to become interested.

     (U) To purchase or otherwise acquire and undertake and carry on all or any part of the business, property and transactions of any person or company carrying on any business which this Company is authorised to carry on, or possessed of property suitable for the purposes of this Company.

     (V) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in respect of, and in any other manner deal with or dispose of the undertaking of the Company or any part thereof, or all or any of the property for the time being of the Company, and for any consideration, whether in cash or in shares (fully or partly paid), debentures, debenture stock or other interests in or securities of any company or otherwise.

     (W) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by purchase (for fully or partly paid shares or otherwise) of all or a controlling interest in the shares or stock of any such other company, or in any other manner.

     (X) To enter into any arrangement with any government or authority supreme, municipal, local or otherwise and to obtain from any such government or authority any rights, concessions or privileges that may seem conductive to the attainment of the Company's objects or any of them.

     (Y) To distribute among the members of the Company in kind any of the property of the Company and in particular any shares, debentures or securities of other companies belonging to this Company or of which this Company may have the power of disposing.

     (Z) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise.

     (ZZ) To do all such other things as are incidental or conductive to the above objects or any of them.

          And it is hereby declared that the word "company" in this clause shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in the United Kingdom or elsewhere and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be independent main objects and shall

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          be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.   The liability of the Members is limited.

6. *The share capital of the Company is (pound)262,500,000, divided into 1,049,999,999 ordinary shares of 25p each and 1 special voting share of 25p. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.


* The share capital was increased from (pound)103,637,500 to (pound)192,700,000 on 27th November 1996 and from (pound)192,700,000 to (pound)212,700,000 on 7th May 1998. The share capital was increased from (pound)212,700,000 to (pound)262,500,000 by the creation of 199,999,999 ordinary shares of 25p each and 1 special voting share of 25p by Special Resolution passed on 20th July 2000.

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